Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Form S-1 Registration Statement No 333-130748 of UCN, Inc. of our report dated March 11, 2004 on the financial statements of UCN, Inc. appearing in the 2005 Form 10-K of UCN, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Crowe Chizek and Company LLC

Oak Brook, Illinois

March 24, 2006